                                                                   EXHIBIT 10.10


                          VACANT LAND OPTION AGREEMENT


         THIS VACANT LAND OPTION AGREEMENT (the "Option Agreement") is made and entered into as of the 23rd day of April, 1996, by and between SUMIDI, INC., an Illinois corporation ("Seller"), and DONLAR CORPORATION, an Illinois corporation ("Purchaser"):

                              W I T N E S S E T H:

         WHEREAS, Seller holds fee simple title to that certain tract of vacant land consisting of approximately seventy-seven and 315/1000ths (77.315) acres located north of May Road, south of Peru Rail and east of East First Road in the City of Peru, LaSalle County, Illinois, which tract of land is legally described in Exhibit A attached hereto and made a part hereof (the "Property"); and

         WHEREAS, Seller desires to grant to Purchaser, and Purchaser desires to acquire from Seller, an option to purchase the Property on the terms and conditions herein set forth;

         NOW, THEREFORE, for and in consideration of the Option Payments, as hereinafter defined, and the covenants and agreements of the parties herein contained, Seller and Purchaser hereby covenant and agree as follows:

         1. Grant of Option. Seller hereby irrevocably grants to Purchaser the exclusive option (hereinafter the "Option") to purchase the Property upon the terms and conditions set forth herein for a purchase price of SEVEN HUNDRED SEVENTY-THREE THOUSAND ONE HUNDRED FIFTY AND NO/100 DOLLARS ($773,150.00) (hereinafter the "Purchase Price"). The Purchase Price shall be paid at the closing of the sale of the Property contemplated herein (the "Closing") in cash or Purchaser's Series A Preferred Stock. Seller shall designate a method of payment at least thirty (30) days prior to the Closing. For purposes of such payment, Purchaser's Series A Preferred Stock shall be valued at eighty percent (80%) of its then existing fair market value or appraised value based on (a) the average market value of such stock during the four (4) months preceding the date Seller elects to receive payment in Purchaser's stock, if such stock is then publicly traded, or (b) the value of the equity in Purchaser as determined in good faith by Purchaser's Board of Directors as of the date Purchaser exercises the option, if such stock is not then publicly traded.

         2. Option Term. The term of this Option ("Option Term") shall be for a period of thirty-six (36) months and shall expire April 22, 1999 (the "Expiration Date"). Purchaser may elect to terminate this Option Agreement effective as of any April 22nd occurring during the Option Term by providing Seller written notice of termination no later December 31 of the calendar year immediately preceding such April 22nd termination date. Purchaser shall have no obligation to make additional Option Payments from and after the date such notice of termination is delivered to Seller. In addition, this Option Agreement may be terminated by either party in the event the sale of the forty (40) acre tract of adjacent land owned by Purchaser's sole shareholder, Judith A. Schweickert ("Schweickert"), fails to close pursuant to the Purchase and Sale Agreement of even date herewith by and between Schweickert and Purchaser ("Adjacent Land Sale Contract").

         3. Option Payment(s). As consideration for the Option, Purchaser shall pay to Seller the amount(s) set forth below in the following manner:

                 (a) Concurrently with the execution of this Agreement, Purchaser shall pay ELEVEN THOUSAND AND NO/100 DOLLARS ($11,000.00) ("Initial Payment") to Seller, and Seller, by execution hereof, acknowledges the receipt, sufficiency and adequacy of the Initial Payment. Purchaser has made the Initial Payment in consideration of Seller's execution and delivery of this Option Agreement and such payment is fully earned by Seller as of the date hereof; provided, however, that Seller and Schweickert shall cause the entire Initial Payment to be applied toward the purchase price of the adjacent land being acquired by Purchaser pursuant to the Adjacent Land Sale Contract, upon the closing of the sale of such land as contemplated by the Adjacent Land Sale Contract.

                 (b) Upon Seller's execution and delivery of this Option Agreement, Purchaser shall deposit FORTY-SIX THOUSAND THREE HUNDRED EIGHTY-NINE AND NO/100 DOLLARS ($46,389.00) ("Initial Deposit") in escrow with Buchner and O'Toole Title Company ("Escrowee") as escrowee. In the event this Option Agreement is terminated by either of the parties hereto due to the failure of the closing contemplated by the Adjacent Land Sale Contract to occur, Escrowee shall refund the Initial Deposit to Purchaser upon receipt of Purchaser's written demand therefor. Upon the closing of the sale of such land pursuant to the Adjacent Land Sale Contract, Escrowee shall pay the Initial Deposit to Seller, in consideration of the Option granted to Purchaser herein.

                 (c) On each April 22nd occurring hereafter during the Option Term, Purchaser shall make an additional option payment in the amount of FORTY-SIX THOUSAND THREE HUNDRED EIGHTY-NINE AND NO/100 DOLLARS ($46,389.00), unless Purchaser has theretofore terminated this Option Agreement as provided in Paragraph 2 hereinabove.

The amounts set forth in this Paragraph 3, including the Initial Payment and the Initial Deposit, are sometimes referred to herein individually as an "Option Payment" and collectively as the "Option Payments." In the event Purchaser exercises the Option, any Option

Payments theretofore made by Purchaser shall not be applied to the Purchase Price at Closing.

         4. Exercise of Option. Purchaser may exercise the Option by delivering to Seller, prior to September 15th of any year during the Option Term, written notice of Purchaser's intention to close the purchase of the Property on or before April 22nd of the following year. Within thirty (30) days after delivery of such notice, the parties shall enter into a definitive purchase and sale agreement ("Contract") that incorporates the applicable terms and conditions of this Option Agreement and such other customary terms and conditions as prevail in land purchase contracts in LaSalle County, Illinois.

         5.      Title and Survey.

                 (a) On or before Seller's execution and delivery of this Option Agreement, Seller, at its expense, shall provide Purchaser with title commitment ("Title Commitment") issued by Buchner & O'Toole Title Company as agents for Chicago Title Insurance Company ("Title Company"), showing title to the Property in the name of Seller.
         Within thirty (30) days after Purchaser's exercise of the Option under Paragraph 4 hereof, Seller, at its cost, shall furnish Purchaser with an updated Title Commitment (dated after the date of Purchaser's exercise of the Option) showing title to the Property in the name of Seller. In the event the updated Title Commitment reveals any exceptions to title other than the permitted exceptions ("Permitted Exceptions") identified on Exhibit B hereto, Seller shall cause all such unpermitted title exceptions to be removed from title to the Property prior to Closing. The updated Title Commitment shall contain a commitment to issue extended coverage over the standard exceptions, survey accuracy, property tax identification number (PIN), access, and mineral rights endorsements and an endorsement deleting any creditors' rights exclusion. The mineral rights endorsement shall be in the form
         of Exhibit C hereto.   At Closing, Seller, at its cost, shall furnish
         Purchaser with a title policy issued pursuant to the Title Commitment insuring Purchaser's title to the Property in the full amount of the Purchase Price, subject only to the Permitted Exceptions.

                 (b) Purchaser acknowledges receipt of that certain ALTA/ACSM Land Title Survey of the Property dated April 16, 1996 prepared by Chamlin & Associates, Inc. and identified as File No. B8898.00Y-1 (the "Survey"). Purchaser hereby accepts all matters (other than zoning) disclosed on the Survey with respect to the Property. Within thirty (30) days after Purchaser's exercise of the Option under Paragraph 4 hereof, Seller, at its cost, shall cause the Survey to be recertified as of a date subsequent to Purchaser's exercise of the Option. If such updated survey reveals any new matters that have an adverse affect on title to the Property ("Survey Defects"), Seller shall cause such Survey Defects be cured or insured over by the Title Company prior to the Closing.

         6. Use of Property During Option Term. Seller shall retain the right to lease the Property during the Option Term to a farm tenant (provided any such farm lease terminates on or before the Closing), and Purchaser shall have no obligation to pay real estate taxes or any other costs, expenses or impositions related to the ownership or operation of the Option Parcel during the Option Term. Throughout the Option Term, Seller shall maintain the Property's agricultural use, and Seller shall be responsible for payment when due, whether before or after the Closing, of any real estate taxes based on an assessment classification of the Property other than agricultural for periods prior to Closing.

         7.      Purchaser's Inspections.

                 (a) During the Option Term, Seller shall provide Purchaser with access to the Property in order to conduct the inspections described in Paragraph 7(b) hereinbelow. Seller shall obtain all consents and approvals required from third parties to ensure access by Purchaser, its authorized agents and contractors, to the Property at all reasonable times. Purchaser hereby indemnifies, defends and holds harmless Seller from and against any injury to persons or property caused by Purchaser's inspections of the Property and shall provide Seller with a certificate of insurance evidencing comprehensive general public liability insurance in an amount not less than $1,000,000 naming Seller as an additional insured and covering all of Purchaser's acts and omissions on the Property while conducting such inspections. Purchaser shall conduct such inspections in a manner that does not unreasonably interfere with the operations of any existing farm tenant of the Property.

                 (b) Subject to the terms and conditions of Paragraph 7(a) hereinabove, Purchaser, its authorized agents and contractors, shall have the right, during the Option Term, to enter upon the Property and conduct such tests, inspections, measurements, surveys and other activities thereon as shall, in Purchaser's sole discretion, be necessary or appropriate to determine the suitability of the Property for Purchaser's intended use. Such tests, inspections and other activities may include, without limitation, soil tests, soil borings, percolation and other similar tests and topographic, engineering, environmental and feasibility studies or audits, together with such other tests, inspections or surveys as Purchaser may require in connection with Purchaser's intended use of the Property.

         8. Seller's Covenants. Seller hereby covenants, represents and warrants to Purchaser as follows:

                 (a) Seller owns fee simple title to the Property, subject only to the Permitted Exceptions, and possesses all right, title and authority to perform all of Seller's obligations under this Option Agreement.

                 (b) Seller's execution and delivery of this Option Agreement and the performance of its obligations hereunder (i) will not violate or constitute a default under any agreement or instrument to which Seller is a party or by which Seller or any portion of the Property is bound and (ii) does not require the consent of any lender, governmental authority or other third party.

                 (c) There are no claims, demands, liabilities or actions existing or, to the best of Seller's knowledge, threatened against Seller or any portion of the Property (including, without limitation, condemnation proceedings by any public or governmental agency or authority) that constitute or might result in a lien or claim against any portion of the Property or that could deprive Purchaser of any portion of the Property.

                 (d) The Property is not subject to any purchase options (other than this Option Agreement) or sale agreements.

                 (e) Seller has received no notice, and has no knowledge of, any uncured violation of any law, ordinance, order, regulation or requirement, affecting the Property.

                 (f) To the best of Seller's knowledge, no coal or other mining activity has ever been conducted underneath the surface of the Property or adjacent properties.

                 (g) Seller will not, by any act or omission, create or permit the creation of any lien, imposition, restriction, covenant, easement or encumbrance of any kind affecting title to any portion of the Property other than the Permitted Exceptions, nor shall Seller create or permit the creation of any condition on any portion of the Property that would violate any applicable federal, state or local laws or regulations.

                 (h) Seller shall continue to use the Property as it is currently being used.

                 (i) The Property has been annexed to the City of Peru pursuant to an Annexation Agreement approved by Purchaser and is currently zoned as a M-2 Manufacturing District.

                 (j) Seller shall maintain or cause to be maintained comprehensive public liability and casualty insurance on and with respect to the Property in an amount not less than $1,000,000, naming Purchaser as an additional insured with respect to the Property.


                 (k) Seller shall notify Purchaser immediately if Seller becomes aware of any transaction or occurrence during the Option Term which would make any of the representations or warranties of Seller contained in this Paragraph 8 false or misleading in any material respect.

         9. Unpermitted Transfers. Seller hereby covenants and agrees that, during the Option Term, Seller shall not commit, approve, consent to or permit any Unpermitted Transfer (as hereinafter defined) without the prior written consent of Purchaser. Any Unpermitted Transfer which is effected without the prior written consent of Purchaser shall be void, invalid and ineffective and of no force or effect against Purchaser or Purchaser's rights hereunder and in the Property. As used herein, an "Unpermitted Transfer" shall mean any of the following:

                 (a) any lease affecting all or any portion of the Property;

                 (b) any grant, sale, transfer or other conveyance of all or any portion of or interest in the Property; Purchaser hereby acknowledges that it will not withhold its consent to any transfer by Seller of all or any portion of its interest in the Property to Schweickert, her descendants and/or their spouses or trusts created by Schweickert for the exclusive benefit of Schweickert, her descendants and/or their spouses, or to another entity in which Seller or Schweickert owns a controlling interest, provided that any such assignee acknowledges this Option Agreement and agrees in writing to perform and observe all of the covenants, terms and conditions to be performed or observed by Seller hereunder;

                 (c) any mortgage, lien or other encumbrance of all or any portion of the Property unless such mortgage, lien or encumbrance expressly states, without reservation, that it is in all respects subordinate and subject to the interest of Purchaser hereunder and has been approved by Purchaser;

                 (d) any contract or other agreement which results in any party obtaining lien rights affecting all or any portion of the Property;

     (e) any zoning change or subdivision of all or any part of the Property; or

                 (f) any other act or omission affecting the Property which would diminish or otherwise adversely affect Purchaser's interest under this Option Agreement or which might prevent Seller's full performance of its obligations hereunder or under the Contract.

         10. Covenants Running With The Land. The covenants and agreements of Seller under this Option Agreement are intended to be and shall be covenants running with the land with respect to the Property and shall be binding upon Seller and Seller's legal representatives, successors and assigns. This Option Agreement shall be specifically enforceable by Purchaser and by Purchaser's legal representatives, successors and assigns.

         11. Brokerage. Each of the parties represents and warrants to the other that it has had no dealings with any broker in connection with the negotiation, execution and delivery of this Option Agreement. Each of the parties hereby agrees to indemnify, defend and hold harmless the other from and against any claims for broker's commissions or fees arising from a breach of the foregoing representation and warranty made by such indemnifying party.

         12. Notices. Any notice, request, demand, instruction or other document to be given or served hereunder or under any document or instrument executed pursuant hereto shall be in writing and shall be delivered personally with a receipt requested therefor or sent by (a) telecopier, with proof of transmission, (b) a recognized overnight courier service or (c) United States certified mail, return receipt requested, postage prepaid, and addressed to the parties at their respective addresses set forth below, and the same shall be effective (w) upon receipt or refusal if delivered personally, (x) upon receipt of proof of transmission, if delivered by telecopier, (y) one (1) business day after depositing with such an overnight courier service; or (z) two (2) business days after deposit if mailed. A party may change its address for receipt of notices by service of a notice of such change as provided herein.

If to Seller:                     SUMIDI, INC.
                                  c/o Judith A. Schweickert
                                  603 Broadwood Drive
                                  Morris, Illinois 60450

with a copy to:                   Hynds, Rooks, Yohnka & Mattingly
                                  105 W. Main Street
                                  Morris, Illinois 60450
                                  Attn: John W. Hynds

If to Purchaser:                  Donlar Corporation
                                  6502 South Archer Avenue
                                  Bedford Park, Illinois 62501
                                  Attn: Larry P. Koskan
with a copy to:                   Holleb & Coff
                                  55 E. Monroe Street
                                  Suite 4100
                                  Chicago, Illinois 60603
                                  Attn: Eric M. Fogel and H. James Fox

         13. Memorandum. The parties hereby agree that a fully executed and acknowledged memorandum of this Option Agreement in the form attached hereto and made a part hereof as Exhibit D, shall be executed by Purchaser and Seller and recorded by Purchaser at Purchaser's sole expense. In the event that this Option Agreement shall expire or terminate and Purchaser shall not have acquired the Property pursuant hereto, Purchaser shall execute, acknowledge and deliver to Seller a recordable quitclaim deed to the Property or any other instrument reasonably requested by Seller for the release of said memorandum and otherwise indicating the termination of Purchaser's rights hereunder and with respect to the Property.

         14. Successors and Assigns. All the terms and conditions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

         15. Severability. In the event that any term or provision of this Option Agreement, or the application thereof to any particular party or circumstance, is found by a court of competent jurisdiction to be invalid or unenforceable (in whole or in its application to a particular party or circumstance), the remaining terms and provisions of this Option Agreement of the application thereof to different parties or circumstances, as the case may be, shall not be affected thereby and this Option Agreement shall remain in full force and effect in all other respects.

         16. Entire Agreement, Amendments, Waivers and Survival. This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof, and all previous negotiations and understandings between Seller and Purchaser or their respective agents and employees with respect to the transaction set forth herein are merged in this Agreement. Further, this Agreement may not be amended, modified or discharged nor may any of its terms be waived except by an instrument in writing signed by Purchaser and Seller. The terms and provisions of this Option Agreement shall survive the entry, and shall not merge or be deemed to merge, into the Contract.

         17. Further Assurances. The parties each agree to do, execute, acknowledge and deliver all such further acts, instruments and assurances and to take all such further action before or after the Closing as shall be necessary or desirable to fully carry out this Option Agreement and to fully consummate and effect the transactions contemplated hereby.

         IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement as of the day and year first above written.

SELLER:                                                     PURCHASER:

SUMIDI, INC., an Illinois                                   DONLAR CORPORATION, an
corporation                                                 Illinois corporation

By:  Judith A. Schweickert                                  By:  Larry P. Koskan
   ------------------------------                               -----------------------------
   Its:  President                                              Its: President
       --------------------------                                   -------------------------


ATTEST:                                                     ATTEST:

By:  Judith A. Schweickert                                  By: /s/
   ------------------------------                               -----------------------------
   Its:  Secretary                                              Its: Secretary
       --------------------------                                   -------------------------





                                    JOINDER

         The undersigned, Judith A. Schweickert, hereby executes this Joinder for the purpose of confirming her agreement to perform and be bound by the obligations of Seller described in Section 3(a) of this Option Agreement with respect to the application of the Initial Payment described therein.




                                                        Judith A. Schweickert
                                                        -----------------------
                                                        Judith A. Schweickert

                                   EXHIBIT A

                               LEGAL DESCRIPTION

The West One-Half of that part of the Southwest Quarter of Section 32, Township 34 North, Range 1 East of the Third Principal Meridian, LaSalle County, Illinois, described as follows:

     Commencing at the Southwest Corner of said Section 32, thence North 00 degrees 35' 25" East along the West Line of the Southwest Quarter of said
     Section 32 for a distance of 2,541.94 feet to a point on the South Right-of-Way Line of PeruRail (former LS & BC Railroad); thence South 89 degrees 59' 54" East along the said South Right-of-Way Line of PeruRail for a distance of 2,654.31 feet; thence South 00 degrees 47' 06" West along the East Line of the Southwest Quarter of said Section 32 for a distance of 2,541.97 feet; thence North 90 degrees 00' 00" West along the South Line of the Southwest Quarter of said Section 32 for a distance of 2,645.67 feet to the Point of Beginning, said tract containing 77.315 acres, more or less.

                                   EXHIBIT B

                              PERMITTED EXCEPTIONS

1.       General real estate taxes not yet due and payable.

2. Rights of the Public, the State of Illinois, and the municipality in and to that part of the premises in question taken or used for roads and highways, at the locations shown on the ALTA/ACSM Land Title Survey Plat for the subject property prepared by Chamlin & Associates, Inc. (File No. B8898.00Y-1) revised April 16, 1996.

3. Rights of way for drainage ditches, drain tiles, feeders, laterals and underground pipes, if any.

4. Easement to Illinois Iowa Power Company dated August 7, 1937 and recorded September 20, 1937 in Book 747, page 83 as Document #290462 to erect, reconstruct, operate, maintain, renew and remove an electric transmission system in, upon, across and over the West side of the fence line along the East side of the public highway extending in a Northerly and Southerly direction along the West side of the land, at the location shown on the aforementioned survey.

5. Easement to National Gas Pipeline Company of America through a Right of Way Option dated November 21, 1941 and recorded December 24, 1941 in Book 774, page 578 as Document #319893 and exercised by document dated November 21, 1941 and recorded January 7, 1942 in Book 774, page 602 as Document #320071, as assigned to Illinois Power Company by Assignment of Rights of Way and Sale of Pipeline and Appurtenant Facilities dated November 20, 1968 and recorded May 8, 1969 as Document #552550, to construct, test, reconstruct, renew, operate, maintain, inspect, alter, repair and remove a pipeline or pipelines and appurtenances as may be necessary or convenient for such operations, over, through and within one rod of existing fences along west line of the land, at the location shown on the aforementioned survey.

6. Easement to Illinois-Iowa Power Company dated August 7, 1937 and recorded September 20, 1937 in Book 747, page 81 as Document #290461 to erect, reconstruct, operate, maintain, renew and remove an electric transmission system in, upon, across and over the South side of the fence line along the North side of the public highway extending in an Easterly and Westerly direction along the South side of the land, at the location shown on the aforementioned survey.

7. Easement to Illinois Power Company dated October 3, 1963 and recorded January 23, 1964 in Book 1220, page 359 as Document #499581 to erect, reconstruct, operate, patrol, maintain, renew and remove electric transmission system, and other equipment appurtenant thereto, including signal and telephone.

         lines and equipment, through, over and across a strip of land 20 feet in width described as follows: Beginning in the East line of said Southwest Quarter at a point one foot South of the North right of way line of public road running along the South line of said Section 32; thence West parallel to and one foot South of the said North right of way line to a point of exist in the West line of said Southwest Quarter, all at the location shown on the aforementioned survey. All poles shall be located in the said road right of way. (For further particulars, see the record).

8. Easement to Illinois Power Company dated October 20, 1966 and recorded January 22, 1968 as Document #540334 to lay, operate, maintain, patrol, renew, alter, remove and re-lay a pipeline and all other equipment appurtenant thereto through, over and across a strip of land 10 feet in width through the Southwest Southwest Quarter of said
         Section 32, the center line of the said 10 foot strip described as beginning in the West line of the said Southwest Southwest Quarter 5 feet North of the North right of way line of a public road running East and West along the South side of the said Southwest Southwest Quarter; thence East 5 feet North of and parallel to the said North R/R line 636 feet to a point; thence deflecting to the right 90 degrees to the point of exit in the South line of the said S.W. S.W. 1/4, all at the location shown on the aforementioned survey. (For further particulars, see the record).

9. Easement to Illinois Bell Telephone Company dated April 24, 1978 and recorded June 23, 1978 as Document #658092 to construct, reconstruct, add to, remove, operate and maintain a communication system within the East/West public highway commonly known as N. 30th Road which extends along the South side of the land, at the location shown on the aforementioned survey.

                                   EXHIBIT C

                           MINERAL RIGHTS ENDORSEMENT

                                 [See Attached]

SPECIMEN


                                ENDORSEMENT No. 5


                       Attached to and forming a part of
                                No.:

                                   Issued by
                        CHICAGO TITLE INSURANCE COMPANY



MINERAL ENDORSEMENT:

The Company hereby insures the insured against loss or damage which the insured shall sustain by reason of damage to the surface of said land or any improvements thereon resulting from the exercise of any right by the owner of the coal and minerals underlying said land to use the surface of said land in the extraction or development of coal and minerals. The duty to provide defense pursuant to paragraph 3(a) of the Conditions and Stipulations is applicable to the assertion of any right of entry upon the surface of the land by the owner of the Coal and minerals underlying Said land.

This Endorsement should not be construed as to insuring for any loss or damage arising from subsidence.

This endorsement is made a part of the commitment or policy. It is subject to all the terms of the commitment or policy and prior endorsements. Except as expressly stated on this endorsement, the terms, dates and amount of the commitment or policy and prior endorsements are not changed.

DATED:


---------------------------
  Authorized Signatory

Note:  This endorsement shall not be
Valid or binding until countersigned
by an authorized signatory.

                                   EXHIBIT D

                         MEMORANDUM OF OPTION AGREEMENT

                                 [See Attached]

MEMORANDUM OF OPTION AGREEMENT


THIS MEMORANDUM OF OPTION AGREEMENT is made as of the 23rd day of April, 1996, by and between SUMIDI, INC., an Illinois corporation ("Seller"), and DONLAR CORPORATION, an Illinois corporation ("Purchaser").

                       WITNESSETH

     THAT, by that certain Vacant Land Option Agreement of even date herewith by and between Seller and Purchaser (the "Agreement"), Seller has granted to Purchaser, and Purchaser has acquired from Seller, an exclusive option to acquire the real estate described on Exhibit I attached hereto and made a part hereof (the "Property") upon the terms and subject to the conditions set forth in the Agreement.

     THAT, pursuant to and upon the terms and conditions set forth in the Agreement, said option shall expire on April 22, 1999, if not earlier terminated in accordance with the terms of the Agreement.

     THAT, no lease, mortgage, lien or other encumbrance affecting the Property which is created or entered into after the date hereof and prior to April 22, 1999 shall be valid of effective without obtaining the prior written consent of Purchaser; all such leases, mortgages, liens and other encumbrances shall be void and of no force or effect against Purchaser or Purchaser's interest in the Property.

     THAT, the covenants and agreements of Seller under the Agreement shall be binding upon Seller and Seller's legal representatives, successors and assigns.

     THAT, this Memorandum of Option Agreement is executed and recorded in accordance with the terms of the Agreement solely for the purpose of giving notice of the existence thereof and shall not supersede or in any way modify the terms or conditions of the Agreement.

     THAT, this Memorandum shall automatically terminate upon the recordation of a release as described in the Vacant Land Option Agreement.

                            (continued on next page)

         IN WITNESS WHEREOF, Seller and Purchaser have caused this Memorandum of Option Agreement to be executed as of the date first above written.

SELLER:                                                     PURCHASER:

SUMIDI, INC.                                                DONLAR CORPORATION

By:                                                         By:
   ------------------------------                               -----------------------------
   Its:                                                         Its:
       --------------------------                                   -------------------------


ATTEST:                                                             ATTEST:

By:                                                         By:
   ------------------------------                               -----------------------------
   Its:                                                         Its:
       --------------------------                                   -------------------------





STATE OF ILLINOIS         )
COUNTY OF LASALLE         )

         I, ______________________________________________, a Notary Public in
and for said County, in the State aforesaid, DO HEREBY CERTIFY that ______________________ and _____________________, personally known to me to be the _________________ and _______________ of Sumidi, Inc., an Illinois
corporation, and the same persons whose names are subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that they signed and delivered the said instrument as their free and voluntary act as such _______________________ and _____________________ as aforesaid, and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

          GIVEN under my hand and notarial seal this _________ day of _____________________, 1996.

                                                ________________________________
                                                                   Notary Public
My commission expires:____________________


STATE OF ILLINOIS         )
COUNTY OF COOL            )

         I, ______________________________________________, a Notary Public in
and for said County, in the State aforesaid, DO HEREBY CERTIFY that ______________________ and _____________________, personally known to me to be the __________________ and _______________ of Donlar Corporation, an Illinois corporation, and the same persons whose names are subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that they signed and delivered the said instrument as their free and voluntary act as aforesaid as such _______________________ and _____________________ as aforesaid, and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

          GIVEN under my hand and notarial seal this _________ day of _____________________, 1996.

                                             ___________________________________
                                                                   Notary Public
My commission expires:____________________

THIS DOCUMENT WAS PREPARED
BY, AND AFTER RECORDING
SHOULD BE RETURNED TO:

Gregory G. Schuler Holleb & Coff
55 E. Monroe Street
Chicago, Illinois  60603

                                   EXHIBIT I
                       TO MEMORANDUM OF OPTION AGREEMENT
                                  THE PROPERTY



The West One-Half of that part of the Southwest Quarter of Section 32, Township 34 North, Range 1 East of the Third Principal Meridian, LaSalle County, Illinois, described as follows:

     Commencing at the Southwest Corner of said Section 32, thence North 00 degrees 35' 25" East along the West Line of the Southwest Quarter of said
     Section 32 for a distance of 2,541.94 feet to a point on the South Right-of-Way Line of PeruRail (former LS & BC Railroad); thence South 89 degrees 59' 54" East along the said South Right-of-Way Line of PeruRail for a distance of 2,654.31 feet; thence South 00 degrees 47' 06" West along the East Line of the Southwest Quarter of said Section 32 for a distance of 2,541.97 feet; thence North 90 degrees 00' 00" West along the South Line of the Southwest Quarter of said Section 32 for a distance of 2,645.67 feet to the Point of Beginning, said tract containing 77.315 acres, more or less.





Permanent Index No.:                                      11-32-301-000